EXHIBIT 1.1

     INDIANAPOLIS POWER & LIGHT COMPANY
          (AN INDIANA CORPORATION)

  CUMULATIVE PREFERRED STOCK, 5.65% SERIES
               $100 PAR VALUE

               TERMS AGREEMENT



                      Dated:  January 7, 1998


Indianapolis Power & Light Company
One Monument Circle
P.O. Box 1595
Indianapolis, IN 46204

Ladies and Gentlemen:

     SBC Warburg Dillon Read Inc., Merrill
Lynch & Co., Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Representa-tives"), acting on behalf of the underwriter or underwriters named below (the
"Underwriters"), understands that
Indianapolis Power & Light Company, an
Indiana corporation (the "Company"), proposes to issue and sell 500,000 shares of its Cumulative Preferred Stock, 5.65% Series,
$100 par value (the "New Preferred Stock").

     Subject to the terms and conditions set
forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective number of shares of New Preferred Stock set forth opposite their respective names, to the extent any are purchased, at $99.125 per share.

                                   Number of
                                   Shares of
Underwriter(s)                     New Preferred Stock

SBC Warburg Dillon Read Inc.. . . . . . . .  250,000
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated. . . . . . . . . . .  250,000
          Total . . . . . . . . . . . . . .  500,000

     The New Preferred Stock shall have the terms set forth in the Prospectus dated December 24, 1997, and the Prospectus
Supplement dated January 7, 1998, including the following:

Title:  Cumulative Preferred Stock, 5.65% Series

Number of Shares:  500,000

Dividend Rate:  $5.65 or 5.65%     Payable: January 1, April 1,
                                       July 1 and October 1

Ranking: Senior to the Company's common stock, no par value, and equal to each other outstanding series of Cumulative Preferred Stock, $100 par value.

Public Offering Price Per Share: $100.00, plus accumulated dividends, if any, from January 13, 1998.

Purchase Price Per Share: $99.125, plus accumulated dividends, if any, from January 13, 1998.

Conversion Provisions:  None

Redemption Provisions:  On or after January 1, 2008, the
          Company, at its option, may redeem the New Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, at the redemption price of $100.00 per share plus an amount equal to dividends (whether or not declared) accrued but not previously paid to but excluding the date of such redemption.

Sinking Fund Requirements:  None

Other Terms: The amount of dividends payable in respect to the New Preferred Stock shall be adjusted as set forth in Annex B hereto in the event of certain amendments to the Internal Revenue Code of 1986, as amended, in respect to the dividends-received deduction.

Payment Mechanism:  Wire transfer of immediately available funds

Delivery Date, Time and Location:

     January 13, 1998, 9:00 a.m., New York Time

     Offices of:    Cahill Gordon & Reindel
                    Eighty Pine Street
                    New York, New York 10005

Securities Delivered to:  The Depository Trust Company

     All provisions contained in the document attached as Annex A hereto entitled "Indianapolis Power & Light Company - Cumulative Preferred Stock - $100 Par Value -Underwriting Agreement Basic Provisions," are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please confirm your agreement by having an authorized officer sign a copy of this Terms Agreement in the space set forth below.


                              Very truly yours,


                              SBC WARBURG DILLON READ INC.
                              MERRILL LYNCH & CO.,
                              MERRILL LYNCH, PIERCE, FENNER &
                                SMITH INCORPORATED


                              Acting severally on behalf of
                              itself and the several
                              Underwriters named herein


                              By: SBC WARBURG DILLON READ INC.


                              By: /s/ Mark  D. Mayer
                                 Name: Mark D. Mayer
                                 Title: Executive Director

Accepted:

INDIANAPOLIS POWER & LIGHT COMPANY


By: /s/ John R. Brehm
   Name: John R. Brehm
   Title: Senior Vice President -
     Finance and Information Services
     Indianapolis Power & Light Company



                                        Annex A

         Cumulative Preferred Stock

               $100 Par Value

   UNDERWRITING AGREEMENT BASIC PROVISIONS


     The basic provisions set forth herein
are intended to be incorporated by reference in a terms agreement (a "Terms Agreement") of the type referred to in Paragraph 2 hereof executed by Indianapolis Power & Light
Company (the "Company") and the underwriter or underwriters named therein (the
"Underwriters").  With respect to any
particular Terms Agreement, the Terms
Agreement, together with the provisions
hereof incorporated therein by reference, is herein referred to as this "Agreement."
Terms defined in the Terms Agreement are used herein as therein defined.

     The Company may issue and sell from time to time series of its Cumulative Preferred
Stock, $100 par value, registered under the registration statement referred to in
Paragraph 1(a) hereof (the "New Preferred
Stock"). The New Preferred Stock may have varying designations, preferences, rights, powers, restrictions, dividend rates and payment dates, redemption provisions and selling prices, with all such terms for any particular series of New Preferred Stock
(together with any other terms relating to such series) to be determined and set forth in the Terms Agreement relating to the series.

     1.   The Company represents, warrants and
agrees that:

               (a)  A registration statement on Form S-3
          with respect to the New Preferred Stock has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange
          Commission (the "Commission") thereunder and has become effective. As used in this Agreement, (i) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) included in that registration statement, or amendments or supplements thereto, before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations,
          (ii) "Registration Statement" means that registration statement, as amended or supplemented at the date of the Terms
          Agreement; (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and
          (iv) "Prospectus" means the Basic Prospectus, together with each prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the New Preferred
          Stock, as filed with, or mailed for filing to, the Commission pursuant to paragraph (b) or (c) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prospectus.

               (b)  The Registration Statement and each
          Prospectus contains, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 6(c) hereof, all statements which are required by the Act, the Securities
          Exchange Act of 1934, as amended (the
          "Exchange Act"), and the rules and
          regulations of the Commission under the Act and the Exchange Act; and the Registration
          Statement and each Prospectus does not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph 6(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein.

               (c)  The Company is not in violation of its
          corporate charter or by-laws or in default under any agreement, mortgage or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the New Preferred Stock will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, mortgage or instrument, or result in a violation of the corporate charter or by-laws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, or its respective properties; and except as required by the Act, the Exchange Act, The
          Public Service Commission Act of Indiana and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

               (d)  Except as described in or contemplated
          by the Registration Statement and each
          Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole, from the dates as of which information is given in the Registration Statement and each Prospectus.

               (e)  Deloitte & Touche, whose report appears
          in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in each Prospectus, are independent certified public accountants as required by the Act and the Rules and Regulations.

               (f)  On the Delivery Date (as defined in
          Paragraph 5 hereof), (i) the New Preferred
          Stock will have been validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, will be fully paid and nonassessable and have the rights set forth in the Amended Articles of Incorporation, as amended, of the Company and (ii) the New
          Preferred Stock will conform to the
          description thereof contained in the
          Prospectus.

               (g)  The Company is duly incorporated and
          validly existing under the laws of the State of Indiana, is not required to qualify to do business as a foreign corporation in any other jurisdiction, and has the power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.

               (h)  Except as described in each Prospectus,
          there is no material litigation or
          governmental proceeding pending or, to the knowledge of the Company, threatened against the Company and its subsidiaries, taken as a whole, which might result in any material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, or which is required to be disclosed in the Registration Statement.

               (i)  The financial statements filed as part
          of the Registration Statement or included in any Preliminary Prospectus or Prospectus
          Supplement (or in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made), will present fairly, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (j)  The documents incorporated by reference
          into any Preliminary Prospectus or Prospectus have been and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 6(c) hereof, prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been (or in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Paragraph 6(c) hereof, timely filed as required thereby.

               (k)  There are no contracts or other
          documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

               (l)  The Indiana Utility Regulatory
          Commission has issued an appropriate order with respect to the issue and sale of the New
          Preferred Stock; such order is sufficient for the issue and sale of the New Preferred
          Stock; the terms of this Agreement with
          respect to the issue and sale of the New
          Preferred Stock are in conformity with the terms of such order; no other approval or consent of any governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the issue and sale of the New Preferred
          Stock by the Company or the carrying out of the provisions of this Agreement.

     2.   The obligation of the Underwriters to
purchase, and the Company to sell, the New
Preferred Stock shall be evidenced by a Terms
Agreement delivered at the time the Company determines to sell the New Preferred Stock.
The Terms Agreement specifies the firm or firms which will be Underwriters, the number of shares of the New Preferred Stock to be purchased by each Underwriter, the purchase price to be paid by the Underwriters for the New Preferred Stock, the public offering price of the New Preferred Stock and any terms of the New Preferred Stock not already specified herein (including, but not limited to, designations, dividend rates, payment dates and redemption provisions). The Terms
Agreement specifies any details of the terms of the offering which should be reflected in a post-effective amendment to the
Registration Statement or the supplement to the Prospectus relating to the offering of the New Preferred Stock.

     3.   The Company shall not be obligated to
deliver any New Preferred Stock except upon payment for all New Preferred Stock to be purchased pursuant to this Agreement as hereinafter provided.

     4.   If any one or more of the Underwriters
defaults in the performance of its
obligations under this Agreement, the
remaining non-defaulting Underwriter or
Underwriters or such other underwriters
satisfactory to the Company who so agree, shall have the right, but shall not be obligated to, purchase in such proportion as may be agreed upon among them, the shares of New Preferred Stock which the defaulting
Underwriter failed to purchase. If the non-defaulting Underwriter or Underwriters or other underwriters satisfactory to the non-defaulting Underwriters and the Company do not elect to purchase the New Preferred Stock which the defaulting Underwriter or
Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting
Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraphs 6(j) and 10 hereof.

     Nothing contained in this Paragraph 4
shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other
Underwriters are obligated or agree to
purchase the New Preferred Stock of the
defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the
Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, any Prospectus or in any other document or arrangement.

     5.   Delivery of any payment for the New
Preferred Stock shall be made at the office of SBC Warburg Dillon Read, Inc. upon or before the third business day following the date of the Terms Agreement, or at such other location, time and date as shall be agreed upon as specified in the Terms Agreement.
This date and time are sometimes referred to as the "Delivery Date." On the Delivery
Date, the Company shall deliver the New
Preferred Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing
House funds or by wire transfer of
immediately available funds, as shall be provided in the Terms Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
Upon delivery, the New Preferred Stock shall be in definitive fully registered form and in such denominations and registered in such names, as the Underwriters shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the shares of New Preferred Stock the Company shall make the New Preferred Stock available for inspection by the Representative in New
York, New York not later than 2:00 P.M., New
York City Time, on the business day prior to the Delivery Date.

     6.   The Company agrees:

               (a)  To furnish promptly to the Underwriters
          and to counsel for the Underwriters a
          conformed copy of the Registration Statement and each amendment or supplement thereto filed prior to the date of the Terms
          Agreement or relating to or covering the New
          Preferred Stock, and a copy of each
          Prospectus filed with the Commission,
          including all documents incorporated therein by reference and all consents and exhibits filed therewith;

               (b)  To deliver promptly to the Underwriters
          such number of the following documents as the Underwriters may request: (i) conformed copies of the Registration Statement
          (excluding exhibits other than this
          Agreement), (ii) the computation of the ratio of earnings to fixed charges and preferred stock dividends, (iii) each Prospectus, and
          (iv) any documents incorporated by reference in any Prospectus;

               (c)  Subject to clause (d), to file with the
          Commission, during such period following the date of the Terms Agreement, in the opinion of counsel for the Underwriters, any Prospectus required by law to be delivered, any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Act or requested by the Commission;

               (d)  During the period referred to in (c)
          above not to file with the Commission(i) any amendment or supplement to the Registration
          Statement, (ii) any Prospectus or any
          amendment or supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document, unless a copy thereof has been previously furnished to the Underwriters and to counsel for the Underwriters and the Underwriters shall not have objected to the filing;

               (e)  To advise the Underwriters promptly
          (i) when any post-effective amendment to the Registration Statement relating to or covering the New Preferred Stock becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the
          Registration Statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus,
          (iv) of receipt by the Company of any
          notification with respect to the suspension of the qualification of the New Preferred
          Stock for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration
          Statement or any Prospectus or which requires the making of a change in the Registration
          Statement or any Prospectus in order to make the statements therein not misleading;

               (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

               (g)  To make generally available to its
          security holders and to deliver to the
          Underwriters an earnings statement,
          conforming with the requirements of Section
          11(a) of the Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement;

               (h)  So long as any shares of the New
          Preferred Stock are outstanding, to furnish to the Underwriters copies of all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

               (i)  To take all reasonable efforts to
          qualify the New Preferred Stock for offer and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request;

               (j)  To pay the costs incident to the
          authorization, issuance, sale and delivery of the New Preferred Stock and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments, supplements and exhibits thereto;
          the costs incident to the preparation,
          printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange
          Act; the costs of distributing the
          Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any
          Preliminary Prospectus, each Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement, if any; the costs of filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the New Preferred Stock; the fees and expenses of qualifying the New Preferred Stock under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing Blue Sky and legality memoranda (including fees of counsel to the Underwriters); the costs and charges of any transfer agent or registrar (including DTC);
          and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the New Preferred Stock which it may sell and the expenses of advertising any offering of the New Preferred
          Stock made by the Underwriters;

               (k) until the termination of the offering of the New Preferred Stock, to timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

               (l)  To obtain the approval of DTC for "book
          entry" transfer of the New Preferred Stock and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to such approval; and

               (m)  To use the proceeds of any offering of
          New Preferred Stock as specified in the
          Prospectus.

     7.        (a) The Company shall indemnify and
          hold harmless each Underwriter and its
          director, officers and each person, if any, who controls any Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company (any such application, document or information is hereinafter referred to as a "Blue Sky
          Application") filed in any state or other jurisdiction in order to qualify any or all of the New Preferred Stock under the securities laws thereof, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, director, officer and controlling person promptly upon request for any legal and other expenses reasonably incurred by such person in investigating or defending or preparing to defend against or appearing as a third party witness as they are incurred in connection with any such loss, claim, damage, liability or action; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Prospectus or any Blue Sky Application in reliance upon and in conformity with written information about the Underwriters furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein; and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter or any director or officer of or person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of New Preferred Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of any Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus, unless such failure resulted from non-compliance by the Company with Paragraph 6(b) hereof. For purposes of the second proviso to the immediately preceding sentence, the term
          Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or any Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

               (b)  Each Underwriter,
          severally, but not jointly, shall
          indemnify and hold harmless the
          Company, each of its directors,
          each of its officers who signed the
          Registration Statement and any
          person who controls the Company
          within the meaning of the Act from
          and against any loss, claim, damage
          or liability, joint or several, and
          any action in respect thereof, to
          which the Company or any such
          director, officer or controlling
          person may become subject, under
          the Act or otherwise, insofar as
          such loss, claim, damage, liability
          or action, arises out of, or is
          based upon, any untrue statement or
          alleged untrue statement of a
          material fact contained in any
          Preliminary Prospectus, the
          Registration Statement, any
          Prospectus or any Blue Sky
          Application, or arises out of, or
          is based upon, the omission or
          alleged omission to state therein a
          material fact required to be stated
          therein or necessary to make the
          statements therein not misleading,
          but in each case only to the extent
          that the untrue statement or
          alleged untrue statement or
          omission or alleged omission was
          made in reliance upon and in
          conformity with written information
          about the Underwriters furnished to
          the Company by or on behalf of that
          Underwriter specifically for
          inclusion therein, and shall
          reimburse the Company promptly upon
          request for any legal and other
          expenses reasonably incurred by the
          Company or any such director,
          officer or controlling person in
          investigating or defending or
          preparing to defend against or
          appearing as a third-party witness
          as they are incurred in connection
          with any such loss, claim, damage,
          liability or action.  The foregoing
          indemnity agreement is in addition
          to any liability which any
          Underwriter may otherwise have to
          the Company or any of its
          directors, officers or controlling
          persons.

               (c)  Promptly after receipt by
          an indemnified party under this
          Paragraph of notice of any claim or
          the commencement of any action, the
          indemnified party shall, if a claim
          in respect thereof is to be made
          against the indemnifying party
          under this Paragraph, notify the
          indemnifying party in writing of
          the claim or the commencement of
          that action; provided that the
          failure to notify the indemnifying
          party shall not relieve it from any
          liability which it may have under
          this Paragraph 7, except to the
          extent it has been prejudiced in
          any material respect by such
          failure, or from any liability
          which it may have to an indemnified
          party otherwise than under this
          Paragraph.  If any such claim or
          action shall be brought against an
          indemnified party, and it shall
          notify the indemnifying party
          thereof, the indemnifying party
          shall be entitled to participate
          therein, and, to the extent that it
          wishes, jointly with any other
          similarly notified indemnifying
          party, to assume the defense
          thereof with counsel satisfactory
          to the indemnified party.  After
          notice from the indemnifying party
          to the indemnified party of its
          election to assume the defense of
          such claim or action, the
          indemnifying party shall not be
          liable to the indemnified party
          under this Paragraph for any legal
          or other expenses subsequently
          incurred by the indemnified party
          in connection with the defense
          thereof other than reasonable costs
          of investigation; provided that the
          indemnified party shall have the
          right to employ one counsel to
          represent it and its controlling
          persons in respect of any claim in
          respect of which indemnity may be
          sought by it against the
          indemnifying party under this
          Paragraph if, in the reasonable
          judgment of the indemnified party,
          it is advisable for it to be
          represented by separate counsel,
          and in that event the fees and
          expenses of such separate counsel
          shall be paid by the indemnifying
          party.

               (d)  If the indemnification
          provided for in this Paragraph 7
          shall for any reason be unavailable
          to an indemnified party under
          Paragraph 7(a) or 7(b) hereof in
          respect of any loss, claim, damage
          or liability, or any action in
          respect thereof, referred to
          therein, then each indemnifying
          party shall, in lieu of
          indemnifying such indemnified
          party, contribute to the amount
          paid or payable by such indemnified
          party as a result of such loss,
          claim, damage or liability, or
          action in respect thereof, (i) in
          such proportion as shall be
          appropriate to reflect the relative
          benefits received by the Company on
          the one hand and the Underwriters
          on the other from the offering of
          the New Preferred Stock or (ii) if
          the allocation provided by clause
          (i) above is not permitted by
          applicable law, in such proportion
          as is appropriate to reflect not
          only the relative benefits referred
          to in clause (i) above but also the
          relative fault of the Company on
          the one hand and the Underwriters
          on the other with respect to the
          statements or omissions which
          resulted in such loss, claim,
          damage or liability, or action in
          respect thereof, as well as any
          other relevant equitable
          considerations.  The relative
          benefits received by the Company on
          the one hand and the Underwriters
          on the other with respect to such
          offering shall be deemed to be in
          the same proportion as the total
          net proceeds from the offering of
          the New Preferred Stock (before
          deducting expenses) received by the
          Company bear to the total
          underwriting discounts and
          commissions received by the
          Underwriters with respect to such
          offering, in each case as set forth
          in the table on the cover page of
          the Prospectus.  The relative fault
          shall be determined by reference to
          whether the untrue or alleged
          untrue statement of a material fact
          or omission or alleged omission to
          state a material fact relates to
          information supplied by the Company
          or the Underwriters, the intent of
          the parties and their relative
          knowledge, access to information
          and opportunity to correct or
          prevent such statement or omission.
          The Company and the Underwriters
          agree that it would not be just and
          equitable if contributions pursuant
          to this Paragraph 7(d) were to be
          determined by pro rata allocation
          (even if the Underwriters were
          treated as one entity for such
          purpose) or by any other method of
          allocation which does not take into
          account the equitable
          considerations referred to herein.
          The amount paid or payable by an
          indemnified party as a result of
          the loss, claim, damage or
          liability, or action in respect
          thereof, referred to above in this
          Paragraph 7(d) shall be deemed to
          include, for purposes of this
          Paragraph 7(d), any legal or other
          expenses reasonably incurred by
          such indemnified party in
          connection with investigating or
          defending any such action or claim.
          Notwithstanding the provisions of
          this Paragraph 7(d), no Underwriter
          shall be required to contribute any
          amount in excess of the amount by
          which the total price at which the
          New Preferred Stock underwritten by
          it and distributed to the public
          were offered to the public exceeds
          the amount of any damages which
          such Underwriter has otherwise paid
          or become liable to pay by reason
          of any untrue or alleged untrue
          statement or omission or alleged
          omission.  No person guilty of
          fraudulent misrepresentation
          (within the meaning of Section
          11(f) of the Act) shall be entitled
          to contribution from any person who
          was not guilty of such fraudulent
          misrepresentation.  The
          Underwriters' obligations to
          contribute as provided in this
          Paragraph 7(d) are several in
          proportion to their respective
          underwriting obligations and not
          joint.

               (e)  The indemnity agreements
          contained in this Paragraph and the
          representations, warranties and
          agreements of the Company in
          Paragraph 1 and Paragraph 6 hereof
          shall survive the delivery of the
          New Preferred Stock and shall be in
          full force and effect, regardless
          of any termination or cancellation
          of this Agreement or any
          investigation made by or on behalf
          of any indemnified party.

     8.   The obligations of the Underwriters
under this Agreement may be terminated by the Underwriters obligated to purchase a majority of the New Preferred Stock in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the New Preferred Stock, if, during the period beginning on the date of the Terms Agreement to and including the Delivery Date, (a) trading in securities generally on the New York Stock Exchange,
Inc., the American Stock Exchange or the over-the-counter market is suspended, or minimum prices are established on either the New York
Stock Exchange or the American Stock
Exchange, (b) a banking moratorium is
declared by either Federal or New York State authorities (c) the United States becomes engaged in material hostilities or there is a material escalation in hostilities involving the United States or there is a declaration of a national emergency or war by the United
States, or (d) there shall have been such a material and substantial change in economic, political or financial conditions or the effect of international conditions on the financial markets in the United States shall be so material and substantial, such as, in the reasonable judgment of the Underwriters obligated to purchase a majority of the New
Preferred Stock makes it impractical or
imprudent to proceed with the payment for and the delivery of the New Preferred Stock.

     9.   The respective obligations of the
Underwriters, under the Agreement with
respect to the New Preferred Stock are
subject to the accuracy, on the date of the Terms Agreement and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the New Preferred
Stock:

               (a)  At or before the Delivery Date, no stop
          order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with;
          after the date of the Terms Agreement, the Company shall not have filed with the Commission any amendment or supplement to the Registration statement or any Prospectus (or any document incorporated by reference therein) without the consent of the Underwriters.

               (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c)  All corporate proceedings and other
          legal matters incident to the authorization, form and validity of this Agreement and the New Preferred Stock and the form of the Registration Statement, each Prospectus
          (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Cahill Gordon
          & Reindel, counsel for the Underwriters, and such counsel shall have furnished to the Underwriters its opinion addressed to the Underwriters and dated the Delivery Date with respect to the due authorization and valid issuance of the New Preferred Stock and other related matters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               (d)  Bryan G. Tabler, Vice President,
          Secretary and General Counsel of the Company, shall have furnished to the Underwriters his opinion addressed to the Underwriters and dated the Delivery Date, as general counsel of the Company, to the effect that:

                (i) The Company is a duly organized and
               validly existing public utility corporation under the laws of the State of Indiana, has full corporate authority to engage in the business in which it is engaged in as stated in the Registration Statement and each Prospectus, has full corporate power and authority to issue and sell the New Preferred Stock, and is subject to regulation by the Indiana Utility Regulatory Commission in matters pertaining, among other things, to the issue and sale of the New Preferred Stock. The terms "Registration Statement" and "each Prospectus," as used herein, have the same meanings as in Paragraph 1(a) of this Agreement;

                (ii)     The shares of New Preferred Stock
               have been duly authorized and issued and are fully paid and nonassessable and have the rights set forth in the Amended Articles of Incorporation, as amended, of the Company;
               the certificates for the New Preferred Stock are in due and proper form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the New
               Preferred Stock;

                (iii)     The Indiana Utility Regulatory
               Commission has issued an appropriate order under date of December 16, 1997 in Cause No. 40976, with respect to the issue and sale of the New Preferred Stock; such order is sufficient for such purpose; the issue and sale of the New Preferred Stock is in conformity with the terms of such order, and no other authorization, approval or consent of any governmental body is legally required for the issue and sale of the New Preferred Stock by the Company, or for the carrying out of the provisions of this Agreement (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction);

                (iv)     The New Preferred Stock conform, as
               to legal matters, to the statements'
               concerning them contained or incorporated by reference in the Registration Statement and each Prospectus referred to herein, filed by the Company with the Commission;

                 (v) The Registration Statement is effective
               under the Act, no stop order suspending its effectiveness has been issued, and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                (vi)     No order directed to any document
               incorporated by reference in any Prospectus has been issued and to the knowledge to such counsel, no challenge has been made to the accuracy or adequacy of any such document;

                (vii)     The Registration Statement and
               each Prospectus (except that no opinion need be expressed as to the financial statements contained therein), comply as to form in all material respects with the relevant requirements of the Act and the Rules and Regulations and the documents incorporated or deemed to be incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, nothing has come to the attention of such counsel that causes him to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the Delivery Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus);

                (viii)   The statements made in the
               Prospectus under the caption "Description of the New Preferred Stock` insofar as they purport to summarize the provisions of documents or arrangements specifically referred to therein present the information called for with respect thereto by Form S-3;

                (ix)     Such counsel does not know of any
               contracts or other documents which are
               required to be filed as exhibits to the
               Registration Statement by the Act or by the Rules and Regulations or which are required to be filed by the Exchange Act or the rules and regulations thereunder as exhibits to any documents incorporated by reference in any Prospectus, which have not been filed as exhibits to the Registration Statement or to such documents incorporated therein by reference permitted by the rules and regulations or the Rules and Regulations of the Commission under the Exchange Act;

                (x) The Company holds valid indeterminate
               permits from the State of Indiana authorizing it to carry on its utility business in the City of Indianapolis, Indiana, and adjacent areas, from which more than 98% of its operating revenues, excluding sales to other electric utilities, are derived;

                (xi)     Since the end of its latest fiscal
               year, the Company has timely filed all
               documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13, 14 or 15(d) of the
               Exchange Act;

                (xii)    Such counsel does not know of any
               litigation or any governmental proceeding instituted or threatened against the Company of a character referred to in Paragraph 1(h) above other than as disclosed in the Prospectus or in any document incorporated, or deemed to be incorporated, by reference in the Prospectus;

                (xiii)   The Company is not, to the
               knowledge of such counsel, in violation of its Articles of Incorporation or By laws and, to the knowledge of such counsel, no event of default or event which with notice or lapse of time or both would constitute an event of default has occurred or is continuing in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage or deed of trust of the Company or any other material agreement of the Company (which default would have a material adverse effect on the business, condition (financial or other), results of operations or prospects of the Company); and

                (xiv)    This Agreement has been duly
               authorized, executed and delivered by the Company, and the provisions thereof do not conflict with or result in a breach of the Amended Articles of Incorporation, as amended, of the Company, or of any of the terms, conditions or provisions of any outstanding agreements, notes or other instruments under which the Company is obligated.

               (e)  The Company shall have furnished to the
          Underwriters on the Delivery Date a
          certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Treasurer stating that:

                (i) The representations, warranties and
               agreements of the Company in Paragraph 1 hereof are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Paragraph 9(a) hereof have been fulfilled;

                (ii)     They have carefully examined the
               Registration Statement and each Prospectus and, in their opinion, (A) as of the date of each Prospectus, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of each Prospectus, no event has occurred which should have been set forth in a supplement to or amendment of each Prospectus which has not been set forth in such a supplement or amendment.

               (f)  The Company shall have furnished to the
          Underwriters on the Delivery Date a letter of Deloitte & Touche, addressed to the Underwriters and dated the Delivery Date, of the type described in the American Institute of Certified Public Accountants' Statement on
          Auditing Standards No. 72 and covering such specified financial statement items as the Underwriters may reasonably request.

     All opinions, letters, evidence and
certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

     10.  If the Company shall fail to tender the
New Preferred Stock for delivery to the
Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the New Preferred Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the New Preferred Stock, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Paragraph 4 hereof by reason of the default by one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting
Underwriter on account of those expenses.

     11. The Company shall be entitled to act and rely upon any request, consent, behalf of the notice or agreement by SBC Warburg Dillon
Read Inc., on behalf of the Underwriters.
Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to SBC Warburg Dillon, Read Inc., on behalf of the Underwriters, at 2001 Ross Avenue, Suite 3950, Dallas, Texas
75202, Attention: Kenneth S. Crews. Any notice by the Underwriters to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at One
Monument Circle, P.O. Box 1595, Indianapolis,
Indiana 46206-1595, Attention of the Senior
Vice President, Finance and Information
Services.

     12. This Agreement shall be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration
Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13.  For purposes of this Agreement,
"business day" means any day on which the New
York Stock Exchange, Inc. is open for
trading.

     14.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

     15.  The Terms Agreement may be executed in
one or more counterparts, and if executed in more than one counterpart the executed counterparts shall together constitute a single instrument.

     16.  SBC Warburg Dillon Read Inc., an
indirect, wholly owned subsidiary of Swiss
Bank Corporation, is not a bank and is
separate from any affiliated bank, including any U.S. branch or agency of Swiss Bank
Corporation.  Because SBC Warburg Dillon Read
Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by SBC Warburg Dillon
Read Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     A lending affiliate of SBC Warburg
Dillon Read Inc. may have lending
relationships with issuers of securities underwritten or privately placed by SBC
Warburg Dillon Read Inc.  To the extent
required under the securities laws,
prospectuses and other disclosure documents for securities underwritten or privately placed by SBC Warburg Dillon Read Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of SBC Warburg Dillon Read Inc.

     Without your prior written approval, the U.S. branches and agencies of Swiss Bank
Corporation will not share with SBC Warburg
Dillon Read Inc. any non-public information concerning you, and SBC Warburg Dillon Read
Inc. will not share any non-public
information received from you with any of such U.S. branches and agencies of Swiss Bank
Corporation.

                                                        Annex B


   ADJUSTMENTS TO THE DIVIDEND RATE IN THE EVENT OF CERTAIN
          AMENDMENTS TO THE INTERNAL REVENUE CODE OF 1986


          If, prior to 18 months after the date of the original issuance of the New Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), certain adjustments may be made in respect of the dividends payable by the Company, and Post Declaration Date Dividends and Retroactive Dividends (as such terms are defined below) may become payable, as described below.

     The amount of each dividend payable (if declared) per share of New Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                    1- .35(1- .70)
                    --------------
                    1- .35(1- DRP)

     For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal
 .50. No amendment to the Code, other than a change in the percentage of the dividends-received deduction set forth in section 243(a)(1) of the Code or any successor provision thereto, will give rise to an adjustment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Company receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on the New Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation. The Company's calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Company, shall be final and not subject to review absent manifest error.

     Notwithstanding the foregoing, if any such amendment to the Code is enacted after the dividend payable on a dividend payment date has been declared but before the dividend has been paid, the amount of the dividend payable on such dividend payment date will not be increased; instead, additional dividends (the "Post Declaration Date Dividends") equal to the excess, if any, of (x) the product of the dividend paid by the Company on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividend-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Company on such dividend payment date, will be payable (if declared) to the holders of New Preferred Stock on the record date applicable to the next succeeding dividend payment date or, if the New Preferred Stock is called for redemption prior to such record date, to holders of New Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

     If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a dividend payment date as to which the Company previously paid dividends on the New Preferred Stock (each, an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Retroactive Dividends") to holders of New Preferred Stock on the record date applicable to the next succeeding dividend payment date (or, if such amendment is enacted after the dividend payable on such dividend payment date has been declared, to holders of New Preferred Stock on the record date following the date of enactment) or, if the New Preferred Stock is called for redemption prior to such record date, to holders of New Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment
Date) over (y) the sum of the dividend paid by the Company on each Affected Dividend Payment Date. The Company will only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Company receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend payable on an Affected Dividend Payment Date for the New Preferred Stock, then such amendment will not result in the payment of Retroactive Dividends with respect to such Affected Dividend Payment Date. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

     Notwithstanding the foregoing, no adjustment in the dividends payable by the Company shall be made, and no Post Declaration Date Dividends or Retroactive Dividends shall be payable by the Company, in respect of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the New Preferred Stock that reduces the Dividends-Received Percentage.

     In the event that the amount of dividends payable per share of the New Preferred Stock is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Company will give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to the holders of New Preferred Stock.